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                                                                  EXHIBIT 99.(j)

KPMG LLP


          4200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402

            Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Advantus Series Fund, Inc.:

We consent to the use of our report dated February 23, 2007 incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" and "Service Providers -- INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part A and "Independent Registered Public Accounting Firm" and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                             KPMG LLP




Minneapolis, Minnesota
April 20, 2007